Exhibit 10.8

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”) is made and entered into as of June 7, 2010, between SN Strategies Corp., a Nevada corporation (the “Company”), and Cake Ventures LLC, a California Limited Liability Company (the “Cake”).

WHEREAS, Cake is a shareholder of the Company and the holder of certain promissory notes of the Company;

WHEREAS, Company is the owner of certain assets and liabilities, including without limitation, an investment in Adisn, Inc.;

WHEREAS, as a condition to the Agreement and Plan of Merger dated June 6, 2010 (“Merger Agreement”), among the Company, China SHESAYS Medical Cosmetology Inc. (the “Merger Sub”), wholly owned by the Company, Perfect Support Limited, a British Virgin Islands company (the “Perfect Support”), Kwai Man Yip, the sole shareholder of Bondy Nominees Limited, a Hong Kong corporation (the “Bondy”), which Bondy is the sole member of Techno Meg Limited, a British Virgin Islands company (the “Techno”), which Techno is the majority member of Perfect Support, Chengdu BOAN Investment Management Co., Ltd, (the “BOAN”), wholly owned by Perfect Support, Sichuan SHESAYS Cosmetology Hospital Co., Ltd (the “SHESAYS”) and all its subsidiaries, if any, from time to time, and Yixiang Zhang, Ning Liu, Xingwang Pu, Wenhui Shao and Bing Fang, the shareholders of SHESAYS and its subsidiaries, if any, from time to time, and the beneficiaries to the Merger Agreement, pursuant to which Perfect Support shall first merge with and into Merger Sub, a wholly owned subsidiary of the Company, and the Merger Sub shall then merge with and into the Company (the “Merger”), the Company is required to complete the transfer of all its current assets and liabilities that Company holds immediately prior to the closing of the Merger into Cake;

WHEREAS, Company wishes to assign to Cake, and Cake wishes to assume from Company, all of the assets and liabilities of the Company, that Company holds immediately prior to the closing of the Merger, for such consideration and on such terms as set out below;

WHEREAS, this Agreement is subject to and contingent upon the closing of the Merger as contemplated by the Merger Agreement and the closing of this Agreement shall occur immediately after the closing of the Merger.

NOW THEREFORE, in consideration of the above premises and the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.     Assignment of Assets. Company hereby assigns to Cake all of its business and assets that the Company holds immediately prior to the closing of the Merger, including without limitation, the following assets (collectively, the “Assigned Assets”): 201,343 shares of common stock of Adisn, Inc.

(a)     All contract rights under all agreements that the Company holds immediately prior to the closing of the Merger in which the Company is a party (collectively, the “Assigned Contracts”).

(b)     All intellectual property rights of Company that the Company holds immediately prior to the closing of the Merger (collectively, the “Intellectual Property”); provided that, concurrently with or subsequent to the execution of this Agreement, Company will be executing and filing with a domain registrar assignments of domains for such items of Intellectual Property which have been registered as such.

(c)     All licenses, franchises, grants, easements, exceptions, certificates, consents, permits, approvals, orders and other authorizations of any governmental body held by the Company that the Company holds immediately prior to the closing of the Merger (collectively, the “Licenses”).

(d)     All of the tangible assets of the Company that the Company holds immediately prior to the closing of the Merger (the “Tangible Assets”).

2.     Assumption of Assets and Liabilities. Cake hereby expressly assumes all existing liabilities of the Company prior to the Effective Time of the Merger, and perform all duties and obligations of the Company arising under all of Company’s liabilities and Company’s liabilities related to the Assigned Assets from and after the date hereof, including, but not limited to, all outstanding promissory notes payable to the order of Cake (the “Assignment and Assumption”).

3.     Representations of the Company.

Company hereby represent and warrant to Cake the following:

(a)     Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

(b)     Company has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement, when executed and delivered by Cake, will be a valid and binding obligation of Company, enforceable against it in accordance with its terms.

(c)     Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Company is a party or by it is bound, or (ii) any law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Company or its assets or properties.

(d)     The Assigned Assets constitute all of the assets of Company that the Company holds immediately prior to the closing of the Merger. Company is the sole owner of the Assigned Assets that the Company holds immediately prior to the closing of the Merger and has good and marketable title to the Assigned Assets, free and clear of any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. Upon the consummation of the transactions contemplated hereby, the Company will have no assets.

(e) The Liabilities constitute the only liabilities of Company relating to the Assigned Assets that the Company holds immediately prior to the closing of the Merger. Upon the consummation of the transactions contemplated hereby, the Company will have no liabilities with respect to the Assigned Assets.

4.     Representations of the Cake.

Cake hereby represents and warrants to the Company the following:

(a)     Cake is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

(b)     Cake has the absolute and unrestricted right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement, when executed and delivered by Company, will be a valid and binding obligation of Cake, enforceable against it in accordance with its terms.

(c)     Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which either Cake is a party or by which it is bound, or (ii) any law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Cake or its assets or properties.

5.     Power of Attorney. Company hereby constitutes and appoints Cake its true, lawful and irrevocable attorney to demand, receive and enforce the performance of the terms of the Assigned Contracts, the Intellectual Property, the Licenses, and the Assigned Personal Property Leases, or to otherwise deal in respect of the Assigned Assets, and to give receipts, releases and satisfactions for the same, and this may be done either in the name of Company or in the name of Cake with the same force and effect as Company could do if this Agreement had not been made.

6.     Payment of Expenses. Cake shall be liable for any and all costs and expenses arising out of or in connection with the transactions contemplated by this Agreement. In the event that Company receives any invoices for costs and/or expenses associated herewith after the date hereof, Company shall forward such invoices to Cake for payment.

7.     Condition Precedent. This Agreement is subject to and contingent upon the signing of the Merger Agreement and the merger transaction contemplated by the Merger Agreement and the closing of this Agreement shall occur immediately after the closing of the Merger.

8.     Miscellaneous.

(a)     This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada.

(b)     If any covenant or agreement contained herein, or any part hereof, is held to be invalid, illegal or unenforceable for any reason, such provision will be deemed modified to the extent necessary to be valid, legal and enforceable and to give effect of the intent of the parties hereto.

(c)     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof or thereof. There are no representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or in the other agreements referenced herein.

(d)     This Agreement may not be amended or modified except by the express written consent of the parties hereto. Any waiver by the parties of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof or of any other provision.

(e)     This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assignees and heirs and legal representatives.

(f)     The parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

(g)     The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

(h)     The parties hereto agree to execute and deliver such further documents and instruments and to do such other acts and things any of them, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement.

(i)     This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its duly authorized officer or representative as of the date first above written.

COMPANY:

SN STRATEGIES CORP.

By:
Name: Michael Hawks
Title: President

CAKE:

CAKE VENTURES LLC

By:
Name: Monu Joseph
Title: President